COMDIAL CORPORATION AND SUBSIDIARIES
				                                       Exhibit 11

         SCHEDULE OF COMPUTATION OF EARNINGS PER COMMON SHARE
__________________________________________________________________________
(Dollars in thousands except share amounts)	     Three Months Ended
			                                 April 2,      April 4,
			                                   2000	       1999
__________________________________________________________________________
BASIC
Net income applicable to common shares:		     $923 	       $388
                                               ===========================
Weighted average number of common
  shares outstanding during the period          9,082,380     8,859,302
Add - contingency shares 			              - 	     68,600
      deferred shares	                           16,619        11,548
                                                _________________________
Weighted average number of shares used in cal-
  culation of basic earnings per common share   9,098,999     8,939,450
                                               ==========================

Basic earnings per common share:			    $0.10 	      $0.04
==========================================================================
DILUTED
Net income applicable to common shares - basic       $923 	       $388
					                     ======================
Weighted average number of shares used in cal-
  culation of basic earnings per common share   9,098,999     8,939,450
Add (deduct) incremental shares representing:
  Shares issuable based on period-end market
    price or weighted average price:
    Stock options	                                344,565        47,282
                                                _________________________
Weighted average number of shares used in calcula-
  tion of diluted earnings per common share	9,443,564     8,986,732
	                                          =========================
Diluted earnings per common share			    $0.10 	      $0.04
=========================================================================


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